WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF SIGMA LABS, INC.

NEITHER THE WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”), and are being sold in reliance upon an exemption from registration afforded by Regulation S under the 1933 act. pursuant to the requirements of Regulation S, thE Securities may not be transferred, sold or otherwise exchanged unless pursuant to registration under the 1933 Act or pursuant to an available exemption thereunder.

THIS CERTIFIES THAT, for good and valuable consideration Rockville Asset Management Ltd. (“Holder”), or the Holder’s registered assigns, is entitled to subscribe for and purchase from Sigma Labs, Inc., a Nevada corporation (the “Corporation”), Fourteen Million, Two Hundred Fifty-Nine Thousand, Two Hundred Fifty-Nine (14,259,259) fully paid and nonassessable shares of the Common Stock of the Corporation at the price of $0.15 per share (the “Warrant Exercise Price”), subject to the antidilution provisions of this Warrant. This Warrant may be exercised at any time commencing on January 10, 2014 to and including October 10, 2014.

The Warrant is issued pursuant to the Subscription Agreement, entered into as of the date hereof, between the Corporation and the Holder (the “Agreement”).

The shares which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.” As used herein, the term “Holder” means the Holder, any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

This Warrant is subject to the following provisions, terms and conditions:

1.                  EXERCISE; TRANSFERABILITY.

(a)                The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Corporation at the principal office of the Corporation prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such Warrant Shares.

(b)               Except as provided in Section 7 hereof, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred.

2.                  EXCHANGE AND REPLACEMENT. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Corporation at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Corporation upon the surrender hereof in connection with any exchange or replacement. The Corporation shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3.                  ISSUANCE OF THE WARRANT SHARES.

(a)                The Corporation agrees that the Warrant Shares shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of paragraph (b) of this Section 3, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder.

(b)               Notwithstanding the foregoing, however, the Corporation shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein shall obligate the Corporation to effect registrations under federal or state securities laws. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Corporation, or the registrations made, for the issuance of the Warrant Shares.

4.                  COVENANTS OF THE CORPORATION. The Corporation covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Corporation will not take any action which would result in any adjustment of the Warrant Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Corporation’s Articles of Incorporation, as amended.

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5.                  ANTI-DILUTION ADJUSTMENTS. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

(a)                The Warrant Exercise Price shall be adjusted from time to time such that in case the Corporation shall hereafter:

(i)                 pay any dividends on any class of stock of the Corporation payable in Common Stock or securities convertible into Common Stock;

(ii)               subdivide its then outstanding shares of Common Stock into a greater number of shares; or

(iii)             combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

(b)               Upon each adjustment of the Warrant Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

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(c)                In case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), there shall be no adjustment under Subsection (a) of this Section 5 but the Holder of this Warrant shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. The Corporation will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or the entity purchasing such assets shall assume the obligation to deliver to such Holder such shares of stock, securities or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

(d)               Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e)                The Corporation shall give notice to the Holder if at any time prior to the expiration or exercise in full of this Warrant, any of the following events shall occur:

(i)                 The Corporation shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

(ii)               The Corporation shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or any of any other subscription rights, options or warrants;

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(iii)             A dissolution, liquidation or winding up of the Corporation (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Corporation as an entirety or substantially as an entirety); or

(iv)             A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially an entirety.

Such notice shall be given at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of the Corporation’s stock transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be.

6.                  NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

7.                  NOTICE OF TRANSFER OF WARRANT OR RESALE OF THE WARRANT SHARES.

(a)                Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Corporation before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Corporation shall present copies thereof to the Corporation’s counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Corporation, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Corporation; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Corporation to prevent further transfers which would be in violation of Section 5 of the 1933 Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Corporation for the transfer or disposition of the Warrant or Warrant Shares.

(b)               If, in the opinion of the Corporation’s counsel, the proposed transfer or disposition of the Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Corporation shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of such counsel, are permitted by law.

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8.                  FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to such fraction multiplied by the Market Price on the day prior to the date of exercise of this Warrant in lieu of such fractional share. For purposes of this Section, the term “Market Price” with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national or regional securities exchange or quoted in the Nasdaq Stock Market (“Nasdaq”), or if not listed on a national or regional securities exchange or quoted in Nasdaq, the average of the last reported closing bid and asked prices as reported by the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. from quotations by market makers in such Common Stock on the over-the-counter market, or if no quotations in such Common Stock are available, the fair market value of the shares as determined in good faith by the Board of Directors of the Corporation.

9.                  SECURITIES REPRESENTATIONS.

(a)                The Holder acknowledges that neither the Warrant nor the Warrant Shares (collectively, the “Securities”) have been registered under the 1933 Act, and the Securities are being sold in reliance upon an exemption from registration afforded by Regulation S promulgated under the 1933 Act. Pursuant to the requirements of Regulation S, the Securities may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the 1933 Act, or pursuant to an available exemption thereunder.

(b)               The Holder is not a U.S. Person and is not acquiring the Securities for the account of any U.S. Person. If the Holder is an entity, none of the Holder’s directors, executive officers, partners or managers is a national or citizen of the United States, and such entity was not formed specifically for the purpose of acquiring the Securities acquired hereunder.

(c)                The Holder is acquiring the Securities for its own account and not for the account or benefit of a U.S. Person and no other Person has any interest in or participation in the Securities or any right, option, security interest, pledge or other interest in or to the Securities. The Holder acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time and that prior to any such offer or sale, the Corporation may require, as a condition to effecting a transfer of the Securities, an opinion of counsel, acceptable to the Corporation, as to the registration or exemption therefrom under the 1933 Act.

(d)               The Holder, will, after the expiration of the “restricted period,” as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Securities only in accordance with Regulation S, or pursuant to an available exemption under the Act. The transactions contemplated hereunder have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

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(e)                The offer leading to the sale evidenced hereby was made in an “offshore transaction.” For purposes of Regulation S, the Holder understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a Person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any Person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States, or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

(f)                The Holder has not made and is not aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities.

(g)               The Holder understands that the Corporation is the seller of the Securities, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. The Holder agrees that it will not, during the “restricted period,” as set forth under Rule 903 (b)(iii)(A), act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Securities other than to a non-U.S. Person.

10.              MISCELLANEOUS.

(a)                NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Corporation at the address as set forth on the signature page hereof, to the Holder at the Holder’s address as appearing on the Corporation’s records, or at such other address as the Corporation or Holder may designate by ten (10) days advance written notice to the other party hereto.

(b)               ATTORNEYS’ FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

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(c)                AMENDMENTS AND WAIVERS. This Warrant may be amended or modified only upon the written consent of both Holder and the Corporation. This Warrant and any provision hereof may be waived only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d)               SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(e)                GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to its conflicts of laws principles.

(f)                BINDING EFFECT. This Warrant shall be binding upon any entity succeeding the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation’s assets. All of the covenants and agreements of the Corporation shall inure to the benefit of the successors and assigns of the Holder hereof.

IN WITNESS WHEREOF, Sigma Labs, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of January 10, 2014.

SIGMA LABS, INC.

By:	/s/ Mark Cola
Name: Mark Cola
Title: President and Chief Executive Officer

Sigma Labs, Inc.
100 Cienega Street, Suite C
Santa Fe, NM 8750

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NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrant)

To: _____________________:

The undersigned hereby elects to purchase shares of Common Stock (the “Warrant Shares”) of Sigma Labs, Inc. (the “Company”), pursuant to the terms of the enclosed warrant (the “Warrant”). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Warrant.

The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

1                    The Holder is not a U.S. Person and is not acquiring the Warrant Shares for the account of any U.S. Person. If the Holder is an entity, none of the Holder’s directors, executive officers, partners or managers is a national or citizen of the United States, and such entity was not formed specifically for the purpose of acquiring the Warrant Shares acquired hereunder.

2                    The Holder is acquiring the Warrant Shares for its own account and not for the account or benefit of a U.S. Person and no other Person has any interest in or participation in the Warrant Shares or any right, option, security interest, pledge or other interest in or to the Warrant Shares. The Holder acknowledges and agrees that it has the financial ability to bear the economic risk of its investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

3                    The Holder, will, after the expiration of the “restricted period,” as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Warrant Shares only in accordance with Regulation S, or pursuant to an available exemption under the Act. The transactions contemplated hereunder have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

4                    The offer leading to the sale evidenced hereby was made in an “offshore transaction.” For purposes of Regulation S, the Holder understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a Person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any Person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States, or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

5                    The Holder has not made and is not aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Warrant Shares.

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6                    The Holder understands that the Company is the seller of the Warrant Shares, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of Warrant Shares offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. The Holder agrees that it will not, during the “restricted period,” as set forth under Rule 903 (b)(iii)(A), act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Warrant Shares other than to a non-U.S. Person

7                    The Holder acknowledges that the issuance of the Warrant Shares to Holder have been registered under the Securities Act of 1933 (the “Act”), and the Warrant Shares are being sold in reliance upon an exemption from registration afforded by Regulation S promulgated under the Act. Pursuant to the requirements of Regulation S, the Warrant Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Act, or pursuant to an available exemption thereunder.

Each certificate evidencing the Warrant Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), and are being sold in reliance upon an exemption from registration afforded by Regulation S under the act. pursuant to the requirements of Regulation S, thE Securities may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Act or pursuant to an available exemption thereunder.”

Number of Warrant Shares Exercised: ______________

Date:	, 2014
Signature*

*  The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

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